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                                                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of First Manistique Corporation on Form S-3 (Registration No. 33-6153), of our report dated March 10, 1995 on the consolidated financial statements of First Manistique Corporation as of and for each of the two years in the period ended December 31, 1994, which report is included in the 1995 Annual Report on Form 10-K of First Manistique Corporation.


                                 Schneider, Larche, Haapala & Company
                                 Schneider, Larche, Haapala & Company

Escanaba, Michigan
March 21, 1996